77 E  LEGAL PROCEEDINGS
FEDERATED
Since October 2003
Federated and related
entities collectively
Federated and various
Federated funds Funds
have been
named as defendants in
 several class action
lawsuits now pending in
the United States District
 Court for the District of
Maryland
The lawsuits were purportedly
 filed on behalf of people
who purchased owned andor
redeemed shares of Federated
sponsored
mutual funds during specified
 periods beginning November
1 1998 The suits are generally
similar in alleging that
Federated engaged
in illegal and improper
trading practices including
market timing and late trading
in concert with certain
institutional traders which
allegedly caused financial
injury to the mutual fund
shareholders These lawsuits
began to be filed shortly
after Federateds first
public
announcement that it had
received requests for
information on shareholder
trading activities in the
Funds from the SEC the Office of
the New York State Attorney
General NYAG and other authorities
In that regard on November 28 2005
Federated announced
that it had reached final
settlements with the SEC and
the NYAG with respect to those
matters Specifically the SEC
and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading The SEC
made findings that Federated
Investment Management Company
FIMC an SECregistered investment
adviser to various Funds and
Federated Securities Corp an
SECregistered brokerdealer
and distributor for the Funds
 violated provisions of the
Investment
Advisers Act and Investment
Company Act by approving but
not disclosing three market
timing arrangements or the
associated
conflict of interest between
FIMC and the funds involved in
the arrangements either to other
fund shareholders or to the funds
board and that Federated
Shareholder Services Company
formerly an SECregistered transfer
 agent failed to prevent a customer
 and
a Federated employee from
late trading in violation
of provisions of the Investment
 Company Act The NYAG found
that such
conduct violated provisions of
New York State law Federated
entered into the settlements
without admitting or denying
the regulators
findings As Federated previously
reported in 2004 it has already
paid approximately 80 million to
certain funds as determined by
an independent consultant As
part of these settlements Federated
agreed to pay disgorgement and a
civil money penalty in the
aggregate amount of an additional
72 million and among other things
agreed that it would not serve as
investment adviser to any
registered investment company
unless i at least 75% of the funds
 directors are independent of
Federated ii the chairman of
each
such fund is independent of
Federated iii no action may be
taken by the funds board or any
committee thereof unless approved
by a majority of the independent
trustees of the fund or committee
respectively and iv the fund
appoints
a senior officer who
reports to the independent trustees
and is responsible for monitoring
compliance by the fund with
applicable
laws and fiduciary duties
and for managing the process by
which management fees charged to
a fund are approved The settlements
 are described in
Federateds announcement which
along with previous press releases
and related communications on
those matters is available in the
About Us section of Federateds
website at FederatedInvestorscom
Federated and various Funds have
also been named as defendants in
several additional lawsuits the
majority of which are now
pending in the United States
District Court for the Western
District of Pennsylvania alleging
among other things excessive
advisory
and Rule 12b1 fees
The board of the Funds has
retained
the law firm of Dickstein
Shapiro
LLP to represent the Funds
in these
lawsuits Federated and
the Funds and their respective
counsel are reviewing the
allegations
and intend to defend this
litigation
Additional lawsuits based
upon similar allegations may
be filed
in the future The potential
impact of
these lawsuits all of which
seek
unquantified damages
attorneys fees and expenses
and
future
potential similar suits is
uncertain
Although we do not believe
that these
lawsuits will have
a material adverse effect on the
 Funds
there can be no assurance that
these suits
ongoing adverse publicity andor
other
developments resulting from the
regulatory
investigations will not result in
 increased
Fund redemptions reduced sales of
Fund shares
or other adverse consequences
for the Funds
EDWARD JONES
In the normal course of
business Edward
Jones is named from time to
time as a defendant in
various legal actions
including arbitrations class
actions and other litigation
Certain of these legal actions
include claims for substantial
compensatory andor punitive
damages or claims for
indeterminate amounts of
damages
Edward Jones is involved
from time to time in
investigations and proceedings
by governmental and self
regulatory agencies certain
 of which may result in adverse
judgments fines or penalties
  The potential impact of these
legal proceedings is uncertain
As of the date of this prospectus
Edward Jones does not believe that
 any current
or anticipated legal proceedings
will have a material adverse
impact on Edward Jones or the
Fund However there can be no
 assurance that
these suits the ongoing
adverse publicity andor
other developments resulting
from the regulatory investigations
 will not result in increased
 Fund
redemptions reduced sales of
 Fund shares or other adverse
consequences for the Fund




Current as of  81894